KOREA EQUITY FUND, INC.
Two World Financial Center, Building B
New York, New York 10281

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
August 16, 2012

TO THE SHAREHOLDERS OF
KOREA EQUITY FUND, INC.:

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be held on Thursday, August 16, 2012:  The Notice of Annual Meeting of Shareholders and Proxy Statement are available at www.edocumentview.com/KEF.

Notice is hereby given that the 2012 Annual Meeting of Shareholders (the “Meeting”) of Korea Equity Fund, Inc., a Maryland corporation (the “Fund”), will be held at the offices of Nomura Asset Management U.S.A. Inc., Two World Financial Center, Building B, New York, New York, on Thursday, August 16, 2012, at 10:30 a.m. to consider and vote on the following matters:

(1)    the election of two Directors to serve as Class III Directors, to serve for a term of three years and until their successors are duly elected and qualify; and

(2)    the transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 5, 2012 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

Shareholders are cordially invited to attend the Meeting.  Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose.  The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors

Neil A. Daniele, Secretary

New York, New York
Dated: July 12, 2012

PROXY STATEMENT

KOREA EQUITY FUND, INC.
Two World Financial Center, Building B
New York, New York 10281

2012 ANNUAL MEETING OF SHAREHOLDERS
August 16, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Korea Equity Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the 2012 Annual Meeting of Shareholders of the Fund (the “Meeting”) to be held at the offices of Nomura Asset Management U.S.A. Inc., Two World Financial Center, Building B, New York, New York, on Thursday, August 16, 2012, at 10:30 a.m. The approximate mailing date of this Proxy Statement is July 13, 2012.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR the election of two Class III Directors (Proposal 1).

Any proxy may be revoked at any time prior to the exercise thereof by giving written notice of the revocation to the Secretary of the Fund at the Fund’s address indicated above, by submitting a subsequently executed proxy or by voting in person at the Meeting.

Only shareholders can attend the Meeting and any adjournment or postponement thereof. To gain admittance, if you are a shareholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of the shares, as well as a form of personal identification.  Only shareholders of record present in person or by proxy will be able to vote, or otherwise exercise the powers of a shareholder, at the Meeting.

The Board of Directors has fixed the close of business on July 5, 2012 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.  Shareholders of record on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights.  As of July 5, 2012, the Fund had outstanding 9,740,623 shares of Common Stock, par value $0.10 per share.

The Board knows of no business other than the proposal described in this Proxy Statement that is proposed to be presented at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion.

The Fund sends annual and semi-annual reports to shareholders.  The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report succeeding such annual report to shareholders upon request to the Fund at Two World Financial Center, Building B, New York, New York 10281 (or call 1-800-833-0018). Shareholders may contact such number to obtain directions to be able to attend the meeting and vote in person.

PROPOSAL 1.  ELECTION OF DIRECTORS

The Fund’s Board of Directors is divided into three classes of Directors serving staggered three-year terms and until their successors are elected and qualify.  Each year the term of office of one class will expire. The Directors in Class III serve until the Meeting and when their successors are duly elected and qualify. Each of the two Class III Director nominees proposed in this Proxy Statement is currently a Director of the Fund.  The other current Directors consist of two Class I Directors and two Class II Directors, who serve until the annual meetings of shareholders in 2013 and 2014, respectively, and when their successors are duly elected and qualify.

Should any vacancy occur on the Board of Directors, the remaining Directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, subject to any applicable requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Any Director elected by the Board to fill a vacancy would hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies.  If the size of the Board is increased, additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.

Nominees Proposed for Election as Class III Directors

Rodney A. Buck and David B. Chemidlin have been nominated by the Board to serve as Class III Directors for a term expiring at the Annual Meeting of Shareholders to be held in 2015 and until their successors are duly elected and qualify.  Messrs. Buck and Chemidlin have served as Directors of the Fund since 2006.  The nominees have indicated an intention to continue to serve if elected and have consented to being named in this Proxy Statement.

Unless authority is withheld in the proxy or properly revoked, it is the intention of the persons named in the accompanying proxy card to cast each vote FOR the election of Messrs. Buck and Chemidlin as Class III Directors.

The Board of Directors knows of no reason why either of the Class III Director nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee(s) as the Board of Directors may recommend.  Messrs. Buck and Chemidlin are not “interested persons” of the Fund within the meaning of the Investment Company Act. It is currently expected that any such substitute nominee(s) for Messrs. Buck and Chemidlin will similarly not be “interested persons” of the Fund.

Biographical and other information relating to the nominees for election as Class III Directors of the Fund is set out below.

Non-Interested Directors

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Funds in the Fund Complex Overseen by the Director***	Other Public Directorships Held by the Director

Rodney A. Buck (64)* 1857 West County Road Calais, Vermont 05648	Class III Director and Chairman of the Board	Director since 2006
Owner, Buck Capital Management (private investment management firm) since 2005; Executive Vice President and Chief Investment Officer, National Life Group (insurance holding company) from 2000 to 2005; Chief Executive Officer, Sentinel Advisors Company (investment advisor) from 1996 to 2005
				Two registered investment companies consisting of two portfolios	None

David B. Chemidlin (55)* 67 Glen Eagle Drive Watchung, New Jersey 07069	Class III Director	Director since 2006	Corporate Controller, Advance Magazine Publishers, Inc. (d/b/a Conde Nast) since 1995	Two registered investment companies consisting of two portfolios	None

*
Each Class III Director is also a director of Japan Smaller Capitalization Fund, Inc., for which Nomura Asset Management U.S.A. Inc. (“NAM-U.S.A.”) acts as manager and Nomura Asset Management Co., Ltd. (“NAM”) acts as investment adviser, and is a member of the Audit, Nominating, and Governance and Compliance Committees of Japan Smaller Capitalization Fund, Inc. and of the Fund.  Mr. Buck is the Chair of the Governance and Compliance Committees and Mr. Chemidlin is the Chair of the Audit Committees.

**
If each Class III Director is elected by the shareholders and qualifies, they each will serve as a Class III Director for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2015 and when his successor is elected and qualifies or until his earlier resignation or removal.

***	In addition to the Fund, the “Fund Complex” includes Japan Smaller Capitalization Fund, Inc. and Nomura Partners Funds, Inc.

Information Regarding Other Directors

The following tables contain information about Class I and Class II Directors, whose terms will continue after the Meeting.

Class I Directors

Biographical and other information relating to the Class I Directors of the Fund is set out below.

Non-Interested Directors

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served***	Principal Occupation(s) During Past Five Years	Number of Funds in the Fund Complex Overseen by the Director****	Other Public Directorships Held by the Director

Phillip Goldstein (67)* 60 Heritage Drive Pleasantville, New York 10570	Class I Director	Director since 2010
Principal of the general partner and investment advisor of several private investment partnerships in the Bulldog Investors group of private investment funds since 1993; Principal of Brooklyn Capital Management LLC, a registered investment advisory firm, since 2009
				One registered investment company consisting of one portfolio	Brantley Capital Corp., The Mexico Equity and Income Fund, Special Opportunities Fund, ASA Gold and Precious Metals Limited

E. Han Kim (65)** 2980 Hickory Lane Ann Arbor, Michigan 48104	Class I Director	Director since 2010	Professor of Business Administration, Ross Business School, University of Michigan since 1980; Advisor to CEO of Taubman Company since 2009; Advisor to CEO of POSCO from 2008 to 2009	Two registered investment companies consisting of two portfolios	KT Corporation (formerly Korea Telecom)

*	Mr. Goldstein is a member of the Audit, Nominating, and Governance and Compliance Committees of the Fund.

**
Mr. Kim is a director of Japan Smaller Capitalization Fund, Inc., for which NAM-U.S.A. serves as manager and NAM acts as investment adviser.  Mr. Kim is a member of the Audit, Nominating, and Governance and Compliance Committees of Japan Smaller Capitalization Fund, Inc. and the Fund.

***	Each Class I Director serves as a Class I Director for a term ending in 2013 and until his successor is elected and qualifies or until his earlier resignation or removal.

****	In addition to the Fund, the “Fund Complex” includes Japan Smaller Capitalization Fund, Inc. and Nomura Partners Funds, Inc.

Class II Directors

Biographical and other information relating to the Class II Directors of the Fund is set out below.

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Funds in the Fund Complex Overseen by the Director***	Other Public Directorships Held by the Director

Masashi Terachi (50)* c/o Nomura Asset Management U.S.A. Inc. Two World Financial Center, Building B New York, New York 10281	Class II Director and President	Director and President since 2012
President of NAM-U.S.A. and Nomura Global Alpha LLC since April 2012; Managing Director of Nomura Asset Management Singapore Limited from 2010 to 2012; Regional Director of Nomura Asset Management Singapore Limited from August 2008 to 2010; Senior Manager of NAM from 2007 to 2008
				Two registered investment companies consisting of two portfolios	None

*
Mr. Terachi is an “interested person,” as defined in the Investment Company Act, of the Fund based on his positions with NAM-U.S.A. Mr. Terachi is also a director of Japan Smaller Capitalization Fund, Inc., for which NAM-U.S.A. acts as manager and for which NAM acts as investment adviser.

**
Mr. Terachi serves as a Class II Director for a term expiring at the Annual Meeting of Shareholders to be held in 2014 and when his successor is elected and qualifies or until his earlier resignation or removal.

***	In addition to the Fund, the “Fund Complex” includes Japan Smaller Capitalization Fund, Inc. and Nomura Partners Funds, Inc.

Non-Interested Director

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupation(s) During Past Five Years	Number of Funds in the Fund Complex Overseen by the Director***	Other Public Directorships Held by the Director

Chor Weng Tan (76)* 6245 Paseo Privado Carlsbad, California 92009	Class II Director	Director since 1993	Retired. Mr. Tan’s professional career spans more than 30 years in engineering management and education, including service for 12 years as Dean of the School of Engineering at The Cooper Union	Two registered investment companies consisting of two portfolios	None

*
Mr. Tan is also a director of Japan Smaller Capitalization Fund, Inc., for which NAM-U.S.A. acts as manager and NAM acts as investment adviser, and is a member of the Audit, Nominating, and Governance and Compliance Committees of Japan Smaller Capitalization Fund, Inc. and of the Fund.  Mr. Tan is the Chair of the Nominating Committees.

**
Mr. Tan serves as a Class II Director for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2014 and when his successor is elected and qualifies or until his earlier resignation or removal.

***	In addition to the Fund, the “Fund Complex” includes Japan Smaller Capitalization Fund, Inc. and Nomura Partners Funds, Inc.

Information About the Directors’ Experience, Qualifications, Attributes and Skills

The Board believes that each of the Directors (including the two nominees) has the experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Directors to lead to the conclusion that each Director should serve in such capacity in light of the Fund’s business and structure. Each Director has a substantial business and professional background and/or board experience that indicate his ability to critically review, evaluate, inquire, discuss and respond appropriately to information provided to him. A Director’s ability to perform his duties effectively may have been attained through the Director’s business, professional, consulting, public service and/or academic positions; experience from service as a board member of the Fund and another fund in the Fund Complex; educational background or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director that support the conclusion that each person should serve as a Director.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Fund’s business and structure, the Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’

individual biographies set forth above.  In particular, with regard to Mr. Buck, the Board of Directors considered his strong background in the investment management industry, believing in particular that Mr. Buck’s experience as the chief executive officer of an investment advisory firm and chief investment officer of a life insurance holding company is very valuable to the Fund.  With regard to Mr. Chemidlin, the Board of Directors considered his significant experience, expertise and background with regard to finance and accounting matters having served as corporate controller of a major media organization for over fifteen years.  Mr. Goldstein, elected to the Board of Directors by the shareholders at the 2010 annual meeting of the Fund, has long-term experience as an investment manager with a focus on registered closed-end investment funds.  Mr. Goldstein’s service as a principal of a registered investment advisory firm and a director of several non-affiliated registered investment funds add to his skills as a valued member of the Board of Directors of the Fund.  With regard to Mr. Kim, the Board of Directors considered his substantial academic and professional background, including his leadership position at the graduate business school at the University of Michigan, his strong background and experience in Asia and his experience in corporate governance matters as a director and consultant for major Korean corporations.  With regard to Mr. Tan, the Board of Directors considered the broad perspective brought by Mr. Tan’s leadership experience, communication skills, long familiarity with Asia and more than 30 years in engineering management and educational leadership positions.  With regard to Mr. Terachi, the Board of Directors considered his investment management background, financial skills and Asian investment expertise.

References to the experience, qualifications, attributes and skills of each Director are provided pursuant to requirements of the U.S. Securities and Exchange Commission (“SEC”), do not constitute holding out of the Board of Directors or any Director as having any special expertise or experience, and do not impose any greater duty or liability on any such Director or on the Board.

Leadership Structure and Oversight Responsibilities of the Board of Directors

The Board is responsible for the oversight of the Fund’s operations.  The Board consists of six directors, five of whom are not “interested persons” of the Fund within the meaning of the Investment Company Act (the “Independent Directors”).  The Board has established a Nominating Committee, a Governance and Compliance Committee and an Audit Committee to assist the Board in the oversight of the management and affairs of the Fund.  Each of the Board committees is chaired by an Independent Director. The directors have designated Mr. Buck, an Independent Director, to serve as the Chairman of the Board (the “Chairman”).  Mr. Buck has been active in investment management for over 30 years and, as indicated above, previously served as the chief executive officer of an investment advisory subsidiary of a life insurance complex and chief investment officer of the insurance holding company.

The Chairman presides at each Board meeting, establishes the agenda for Board meetings, coordinates with management between Board meetings and acts as the primary liaison between the Independent Directors and management.  The Independent Directors believe that the utilization of an Independent Chairman provides an efficient structure for them to coordinate with Fund management in carrying out their responsibilities.  The Independent Directors regularly meet as a group and the Chairman plays an important role in communicating with Fund management and in identifying matters of special interest to be addressed by Fund management with the Board.  The Chairman may also perform such other functions as may be requested by the Directors from time to time.  Designation as Chairman does not impose on such Director any duties or standards greater than or different from other Directors.

The Board of Directors’ risk management role within the Fund is one of informed oversight. The Board has emphasized to Fund management the importance of maintaining vigorous risk management policies and procedures.  Oversight of the risk management process is part of the Board’s general oversight of the Fund and its service providers.  The Governance and Compliance Committee reviews and makes recommendations to the Board with respect to issues that pertain to the effectiveness of the Board in carrying out its responsibilities in overseeing Fund management.

The Fund’s operations entail a variety of risks including investment risk, counterparty risk, valuation risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risks. Through processes and procedures implemented by the Fund, Fund management identifies key risks that may affect the Fund and brings these risks to the attention of the Board of Directors at Board meetings.  The Board’s oversight function is facilitated by management reporting processes that are designed to provide transparency to the Board about the identification, assessment and management of critical risks and the controls and policies and procedures used to mitigate those risks.  The Fund’s Chief Compliance Officer as well as various personnel of the manager and other service providers such as the Fund’s independent accountants, make periodic reports to the Board and appropriate committees with respect to various aspects of risk management, including results of the implementation and testing of the Fund’s and such providers’ compliance programs.  For example, the Audit Committee discusses the Fund’s risk management and controls with the independent registered public accounting firm engaged by the Fund.  The Board reviews valuation policies and procedures.  As a result of the foregoing and other factors, the function of the Board with respect to risk management is one of oversight and not of active involvement in the day-to-day risk management activities of the Fund.  The Board reviews its role in overseeing the Fund’s risk management from time to time and may make changes in its discretion at any time.

Additional Information Concerning Directors

Committees and Directors’ Meetings. The Board of Directors has a standing Audit Committee, a standing Governance and Compliance Committee and a standing Nominating Committee, each of which consists of all of the Directors who are not “interested persons” of the Fund within the meaning of the Investment Company Act and are “independent” as defined in the New York Stock Exchange listing standards.  The principal responsibilities of the Audit Committee, the Governance and Compliance Committee and the Nominating Committee are described below. The Fund has no standing Compensation Committee.  The Independent Directors have retained independent legal counsel to assist them in connection with their duties.

During the fiscal year ended October 31, 2011, the Board of Directors held eight meetings, the Audit Committee held two meetings, the Nominating Committee held one meeting and the Governance and Compliance Committee held one meeting.  Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which he served and, if a member, of the aggregate number of meetings of the Audit and Nominating Committees held during the period for which he served.

Report of the Audit Committee.  The following is a report by the Fund’s Audit Committee issued as of the date of this Proxy Statement regarding the responsibilities and functions of the Audit Committee.

Pursuant to the Audit Committee Charter adopted by the Fund’s Board of Directors in October 2010, the Audit Committee’s principal responsibilities are to:  (i) oversee the Fund’s independent accountants and the annual audits of the Fund’s financial statements; (ii) approve all audit engagements, fees and terms for the Fund; (iii) meet with the independent accountants at least annually (in a confidential meeting to the extent determined by the Audit Committee Chair) to review the conduct and results of each audit and discuss the audited and unaudited financial statements, including those matters required to be discussed by the Statement on Auditing Standards No. 114, as amended, and any other communications required to be discussed with the Audit Committee pursuant to applicable laws and regulations; (iv) evaluate the independence and objectivity of the independent accountants, including obtaining a formal written statement delineating all relationships between the independent accountants and the Fund and any service providers consistent with the rules of the Public Company Accounting Oversight Board; and (v) oversee and receive reports on the Fund’s financial reporting process and resolve any disagreements between Fund management and the independent accountants regarding financial reporting. A copy of the Audit Committee Charter was attached as an exhibit to the Fund’s 2011 Proxy Statement.

The Fund’s Board of Directors has determined that David B. Chemidlin, is an “audit committee financial expert” and “independent,” as such terms are defined in Item 3 of Form N-CSR. This designation will not increase the designee’s duties, obligations or liability as compared to his duties, obligations and liability as a member of the Audit Committee and of the Board of Directors; nor will it reduce the responsibility of the other Audit Committee members.

The Audit Committee has received written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board from Ernst & Young LLP (“Ernst & Young”), the Fund’s independent accountants, and discussed with Ernst & Young certain matters required to be discussed by Statement on Auditing Standards No. 114.  The Audit Committee has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining the independence of those accountants.  At its meeting held December 15, 2011, the Audit Committee reviewed and discussed the audit of the Fund’s financial statements with Fund management and Ernst & Young.  The Audit Committee discussed with Ernst & Young their independence and considered whether the provision of services by Ernst & Young to the Fund and to NAM-U.S.A.

and its affiliates was compatible with maintaining Ernst & Young’s independence.  Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Fund’s audited financial statements be included in the Fund’s Annual Report to shareholders for the fiscal year ended October 31, 2011.

The Audit Committee’s Charter for the Fund requires the Audit Committee (a) to pre-approve all auditing services to be provided to the Fund by the Fund’s independent accountants; (b) to pre-approve all non-audit services, including tax services, to be provided to the Fund by the Fund’s independent accountants in accordance with the Securities Exchange Act of 1934, as amended (the “1934 Act”); provided, however, that the pre-approval requirement with respect to the provision of non-audit services to the Fund by the Fund’s independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act and (c) to pre-approve non-audit services to be provided to the Fund’s manager (and any entity controlling, controlled by or under common control with the manager that provides ongoing services to the Fund) if the engagement relates directly to the operations and financial reporting of the Fund.

Submitted by the Audit Committee of the
Board of Directors of the Fund

David B. Chemidlin, Chair
Rodney A. Buck
Phillip Goldstein
E. Han Kim
Chor Weng Tan

Nominating Committee; Consideration of Potential Director Nominees.  The principal purpose of the Nominating Committee is identify, evaluate, select, appoint or nominate candidates to fill vacancies among the Independent (i.e., non-interested) Directors of the Fund.  The Committee is also responsible for nominating those Independent Directors to be included as nominees of the Board in the Fund’s proxy materials.  It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Directors, their independence from the Fund’s manager and its affiliates and other principal service providers.  The Committee periodically reviews director compensation and will recommend any appropriate changes to the Board as a group.

The Nominating Committee may consider potential director candidates recommended by Fund shareholders taking into account the same criteria applied to candidates identified by the Nominating Committee.  Candidates must not be “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the Investment Company Act and must qualify as “independent” as defined in the New York Stock Exchange listing standards.  In considering candidates recommended by Fund shareholders, the Committee will take into account the provisions of the Committee’s charter and the objectives of the shareholders in submitting the candidate’s name for consideration and whether or not such objectives are consistent with the interests of all shareholders.  The Committee has determined that potential director candidates recommended by Fund shareholders must satisfy the SEC’s nominee information requirements found in Regulation 14A of the 1934 Act, as amended from time to time.  A copy of the Nominating Committee Charter was attached as an exhibit to the Fund’s 2011 Proxy Statement.

Shareholders recommending potential director candidates to the Nominating Committee must substantiate compliance with these requirements at the time of submitting their proposed director candidate to the attention of the Nominating Committee’s Chair.  Notice to the Nominating Committee’s Chair should be provided in accordance with the deadline specified in the Fund’s Bylaws and include the information required by the Fund’s Bylaws.

The Nominating Committee identifies prospective candidates from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees.  Generally, the Committee meets at least annually to identify and evaluate nominees for Director and make its recommendations to the Board.  The Committee may meet more frequently if vacancies on the Board occur during a given year.

The Nominating Committee has adopted the following criteria for selecting, and appointing or nominating Independent Directors:

(1)    The candidate must not be an “interested person” of the Fund and shall be “disinterested” in terms of both the letter and spirit of the Investment Company Act.

(2)    The candidate must have the integrity, independence of mind and personal qualities to fulfill the fiduciary duties of an Independent Director of the Fund and to protect the interests of Fund Shareholders.

(3)    The candidate must have substantial expertise, experience or relationships relevant to the business of the Fund, and/or knowledge of investments and finance.  Knowledge of and experience in the Asia Pacific region are desirable attributes.

(4)    The candidate should add to the balance of knowledge, experience, skills, expertise and diversity of the Board of Directors as a whole.

(5)    At least one Independent Director must qualify as an “audit committee financial expert,” as such term is defined in Item 401 of Regulation S-K and as further specified in the Audit Committee Charter of the Fund.

(6)    The candidate should have the ability to attend at least four in-person regular meetings per year and be available to participate by teleconference in meetings of the Committee and periodic special meetings of the Fund which may be called upon short notice.  The candidate should also be willing and able to travel to Asia to meet with portfolio management teams and investment officers employed by the investment managers for the Fund.

The standard of the Nominating Committee is to treat all equally qualified nominees in the same manner.  The Nominating Committee takes the overall diversity of the Board into account when considering and evaluating potential director candidates.  Although the Nominating Committee has no specific policy regarding diversity, when considering nominees, the Nominating Committee generally evaluates the manner in which each nominee’s professional experience, background, skills in matters that are relevant to the oversight of the Fund and leadership experience are complementary to the existing Directors’ qualities.

The Independent Directors have adopted a policy that Independent Directors may serve up to age 72. An Independent Director may continue to serve if, in the judgment of the Nominating Committee, he or she continues to meet all of the criteria specified above and is able to participate in meetings of the Board of Directors and carry out his or her responsibilities.

In accordance with its Charter, the Nominating Committee met and considered nominations for Class III Directors of the Fund.  The Nominating Committee determined to nominate Messrs. Buck and Chemidlin for reelection as Directors of the Fund.  The Nominating Committee may modify its policies and procedures for Director nominees and recommendations from time to time in response to changes in the Fund’s needs and circumstances, and as applicable legal or listing standards change.

Governance and Compliance Committee.  The principal purpose of the Governance and Compliance Committee is to monitor the procedures of the Board and its Committees and make recommendations for any changes, including the creation or elimination of standing or ad hoc Board Committees.  This Committee also reviews and may make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund.  The Committee also oversees the Fund’s compliance policies and procedures and those of its service providers adopted pursuant to Rule 38a-1 under the Investment Company Act, including recommending to the Board of Directors the designation of the person to serve as the Fund’s Chief Compliance Officer.  The Committee oversees the annual self-evaluation of the Independent Directors of the Fund and will address matters that the Committee considers relevant to the Independent Directors’ performance.  The Chair of the Governance and Compliance Committee will also serve as the Chairman of the Board of Directors of the Fund. A copy of the Governance and Compliance Committee Charter was attached as an exhibit to the Fund’s 2011 Proxy Statement.

Communications with the Board of Directors. Shareholders may send written communications to the Fund’s Board of Directors or to an individual Director by mailing such correspondence to the Secretary of the Fund (addressed to Korea Equity Fund, Inc., Two World Financial Center, Building B, New York, New York 10281).  Such communications must be signed by the shareholder and identify the class and number of shares held by the shareholder.  Properly submitted shareholder communications will, as appropriate, be forwarded to the entire Board or to the individual Director.  Any shareholder proposal submitted pursuant to Rule 14a-8 under the 1934 Act must continue to meet all the requirements of Rule 14a-8, as amended from time to time.  See “Additional Information—Proposals of Shareholders” below.

Director Attendance at Shareholder Meetings.  The Fund has no formal policy regarding director attendance at shareholder meetings.  All of the members of the Board of Directors then in office were present at the Fund’s 2011 Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the 1934 Act requires the officers and directors of the Fund and beneficial owners who own more than 10% of a registered class of the Fund’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange.  Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Fund’s review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and representations from certain persons that they were not required to file Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the 1934 Act due to the requirements of Section 30 of the Investment Company Act (i.e., any investment adviser or affiliated person of the Fund’s investment adviser), have complied with all filing requirements applicable to them with respect to transactions during the Fund’s most recent fiscal year, except that Form 3 for an officer of NAM, Toshihiro Iwasaki, was filed by the Fund on his behalf subsequent to the due date.

Compensation of Directors. NAM-U.S.A. pays all compensation of all Directors of the Fund who are affiliated with NAM-U.S.A. or any of its affiliates.  The Fund pays to each Director not affiliated with NAM-U.S.A. or any of its affiliates an annual fee of $12,000 plus $1,500 per Board or committee meeting attended in person and $1,000 per Board or committee meeting held by teleconference.  If a committee meeting is held on the same day as a Board meeting, no additional compensation for attendance at the committee meeting will be paid.  The Chair of the Audit Committee will be paid an annual fee of $1,000 and the Chairman of the Board will be paid an annual fee of $5,000. The Fund pays each Independent Director such Director’s actual out-of-pocket expenses relating to attendance at meetings.  Such fees and expenses aggregated $102,581 for the fiscal year ended October 31, 2011.

The following table sets forth for the periods indicated compensation (not including expense reimbursements) paid by the Fund to its Directors and the aggregate compensation paid to the Directors by all U.S. registered investment companies managed by NAM-U.S.A. or advised by NAM:

Name of Director	Aggregate Compensation from Fund for its Fiscal Year Ended October 31, 2011	Pension or Retirement Benefits Accrued as Part of Fund Expenses for its Fiscal Year Ended October 31, 2011	Aggregate Compensation from Fund Complex Paid to Directors During the Calendar Year Ended December 31, 2011*
Rodney A. Buck	$29,000	None	$56,500
David B. Chemidlin	25,000	None	48,500
Phillip Goldstein	23,000	None	23,000
E. Han Kim	22,500	None	45,500
Masashi Terachi**	0	None	0
Shigeru Shinohara***	0	None	0
Chor Weng Tan	24,000	None	46,000

*
In addition to the Fund, the “Fund Complex” includes Japan Smaller Capitalization Fund, Inc. and Nomura Partners Funds, Inc. Because the funds in the Fund Complex do not share a common fiscal year, the information relating to compensation from the Fund Complex paid to the Directors is provided as of December 31, 2011.

**	Mr. Terachi was appointed to serve as a Director of the Fund effective April 1, 2012.

***	Mr. Shinohara resigned as a Director of the Fund effective April 1, 2012.

Officers of the Fund. Officers of the Fund are annually elected and appointed by the Directors and hold office during each annual term until they resign, are removed or are otherwise disqualified to serve. Certain biographical and other information relating to the officers of the Fund is set out below:

Name, Address* and Age of Officers	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years

Masashi Terachi (50)	President and Class II Director	President since 2012
President of Nomura Asset Management U.S.A. Inc. (“NAM-U.S.A.”) and Nomura Global Alpha LLC since April 2012; Managing Director of Nomura Asset Management Singapore Limited from 2010 to 2012; Regional Director of Nomura Asset Management Singapore Limited from August 2008 to 2010; Senior Manager of Nomura Asset Management Co., Ltd. from 2007 to 2008

Kenneth L. Munt (65)	Vice President	Vice President since 2001	Managing Director since 2006 and Secretary of NAM-U.S.A. since 1999

Name, Address* and Age of Officers	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years

Hiromichi Aoki (53)	Vice President	Vice President since 2012	Managing Director of NAM-U.S.A. since 2011; Managing Director and Head of Merchant Banking at Nomura International plc, London since 2006

Rita Chopra-Brathwaite (43)	Vice President	Vice President since 2011	Executive Director of NAM-U.S.A. since 2010; Senior Vice President of NAM-U.S.A. from 2007 to 2010 and Vice President from 2001 to 2007

Neil Daniele (51)	Secretary and Chief Compliance Officer	Secretary since 2002; Chief Compliance Officer since 2005
Chief Compliance Officer of NAM-U.S.A. since 2002 and Managing Director of NAM-U.S.A. since 2007; Senior Vice President of NAM-U.S.A. from 2002 to 2007; Chief Compliance Officer of Nomura Global Alpha LLC since 2008; Chief Compliance Officer of Nomura Corporate Research and Asset Management Inc. and Nomura Funds Research and Technologies America, Inc. since 2009

Robert Kleinman (45)	Treasurer	Treasurer since 2011
Executive Director, Controller and Treasurer of NAM-U.S.A. since 2008; Senior Vice President and Controller of Prospect Capital Corp. from 2007 to 2008; Director of Merrill Lynch & Co. from 2006 to 2007; Vice President of JPMorgan Chase & Co. from 2000 to 2006

Amy J. Marose (34)	Assistant Treasurer	Assistant Treasurer since 2011	Vice President of NAM-U.S.A. since 2009; Senior Manager at Deloitte & Touche LLP from 2007 to 2009; Manager at Deloitte & Touche LLP from 2005-2007

*	The address of each officer listed above is Two World Financial Center, Building B, New York, New York 10281.

**	Elected by and serves at the pleasure of the Board of Directors.

Stock Ownership.  Information relating to the share ownership by each Director at July 5, 2012 is as follows:

Name of Continuing Directors and Nominees	Shares of Common Stock of the Fund Beneficially Owned	Aggregate Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Securities in All Registered Funds in the Fund Complex Overseen by Director Nominee
Continuing Directors
Phillip Goldstein	4,225	$10,001-$50,000	$10,001-$50,000
E. Han Kim	0	None	None
Masashi Terachi	0	None	None
ChorWeng Tan	6,229	$50,001-$100,000	$50,001-$100,000
Nominees
Rodney A. Buck	7,996	$50,001-$100,000	Over $100,000
David B. Chemidlin	0	None	None

As of July 5, 2012, the current Directors and officers of the Fund as a group (12 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund.  At such date, all of the officers of the Fund as a group (seven persons) owned an aggregate of less than 1% of the outstanding shares of Nomura Holdings, Inc., the parent company of each of NAM-U.S.A., NAM, Nomura Asset Management Hong Kong Limited (“NAM-Hong Kong”) and Nomura Asset Management Singapore Limited (“NAM-Singapore”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

City of London Investment Group PLC (“CLIG”) and City of London Investment Management Company Limited (together with CLIG, the “City of London”) have reported beneficial ownership of 2,427,309 shares of Common Stock of the Fund as of December 31, 2011. City of London reported that such shares are owned by investment funds and third-party accounts it manages.  City of London is located at 77 Gracechurch Street, London EC3V 0AS, England.

Lazard Asset Management LLC (“Lazard”) has reported beneficial ownership of 1,514,472 shares of Common Stock of the Fund as of December 31, 2011.  Lazard, which is located at 30 Rockefeller Plaza, New York, NY 10112, reported that it acquired such shares for client accounts.

To the knowledge of the management of the Fund, the investors named above are the only beneficial owners of more than 5% of the Fund’s outstanding shares as of July 5, 2012.  The share ownership information for the two identified beneficial owners is based on SEC filings as of December 31, 2011 and does not reflect any transactions that may have occurred after such date.

Name of Beneficial Owner	Shares of Common Stock of the Fund Beneficially Owned at December 31, 2011	Percent of Common Stock of the Fund Beneficially Owned at December 31, 2011

City of London Investment Group PLC and City of London Investment Management Company Limited	2,427,309	27.4%

Lazard Asset Management LLC	1,514,472	17.1%

ADDITIONAL INFORMATION
Expenses and Methods of Proxy Solicitation

The expense of preparation, printing and mailing of the enclosed form of proxy, this Proxy Statement and the accompanying Notice of Meeting will be borne by the Fund.  The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.  In addition to the solicitation of proxies by mail, proxies may be solicited in person or by telephone.  The Fund has retained AST Fund Solutions, LLC (“AST”), a firm that specializes in proxy solicitation services, to assist in the solicitation of proxies for the Meeting for a fee of approximately $4,000, together with reimbursement of such firm’s expenses.  AST is obligated to provide proxy solicitation services including, but not limited to, distribution of proxies to broker-dealers, telephonic communication with shareholders and broker-dealers, and monitoring of voting results.

Independent Accountants’ Fees

The SEC’s auditor independence rules require the Fund’s Audit Committee to pre-approve:  (a) all audit and permissible non-audit services provided by the Fund’s independent accountants directly to the Fund and (b) those permissible non-audit services provided by the Fund’s independent accountants to NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A., if the services relate directly to the operations and financial reporting of the Fund.

The following table sets forth the aggregate fees paid to Ernst & Young, independent accountants for the Fund, for the Fund’s fiscal years ended October 31, 2010 and October 31, 2011 for professional services rendered for: (i) the audit of the Fund’s annual financial statements and the review of financial statements included in the Fund’s reports to shareholders; (ii) financial information systems design and implementation services provided to the Fund, NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A. that provide services to the Fund; and (iii) all other non-audit services provided to the Fund, NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A. that provide services to the Fund. For the Fund’s fiscal year ended October 31, 2011, the independent accountants did not render any other audit-related services to the Fund, except as described under clause (i) above.  The

Fund’s Audit Committee has determined that the provision of non-audit services under clause (iii) is compatible with maintaining the independence of the Fund’s independent accountants.

Fiscal Year End	Audit Fees Charged to the Fund	Audit- Related Fees	Tax Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
October 31, 2011	$63,600	$10,000	$17,200	None	$10,600	*
October 31, 2010	63,600	10,000	11,400	None	10,600	*

*	These fees relate to the procedures performed in connection with the review of the Fund’s filings with the Osaka Securities Exchange.

A representative from Ernst & Young is expected to be present in person or by telephonic conference call at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Voting Requirements

The holders of a majority of the shares of stock of the Fund entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. If, by the time scheduled for the Meeting, a quorum of the Fund’s shareholders is not present, or if a quorum is present but sufficient votes to act upon the proposals are not received from the shareholders, the chairman of the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders.  No additional notice, other than announcement at the Meeting, will be provided to shareholders in the event the Meeting is adjourned unless otherwise required by Maryland law.

All votes will be cast by the proxy holders in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted FOR the election of two Class III Director nominees (Proposal 1).  Approval of the election of a Class III Director to the Board of Directors requires the affirmative vote of a majority of the votes entitled to be cast in the election of directors, in person or by proxy.

Broker Non-Votes and Abstentions

The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients, as well as the Japan Securities Depositary Center Inc. (“JASDEC”) holding shares of the Fund on behalf of its beneficial shareholders, will request the instructions of such customers, clients and beneficial shareholders, on how to cast their votes on the proposal to be presented to the Meeting.  The Fund understands that under the rules of the New York Stock Exchange and the Osaka Securities Exchange, broker-dealers and the JASDEC may, without instructions from such customers, clients and beneficial shareholders, grant authority to the proxies designated by the Fund to vote on certain matters to be considered if no instructions have been received prior to the date specified in the broker-dealer firm’s or the JASDEC’s request for voting instructions. Certain broker-dealer firms or the JASDEC may exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

The shares as to which the proxies are so designated are granted authority by broker-dealer firms and the JASDEC to vote on the proposal to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote (“broker non-votes”), as well as shares as to which proxies are returned by record shareholders but which are marked “abstain” on any proposal will be included in the Fund’s tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists.  However, abstentions and broker non-votes will not be counted as votes cast.  Therefore, abstentions and broker non-votes will have the same effect as a vote against the election of Director nominees.

Other Matters

With regard to any other business matters that may properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion.

Address of Manager, Investment Adviser and Investment Sub-Advisers

The address of NAM-U.S.A. is Two World Financial Center, Building B, New York, New York 10281. The address of NAM is 1-12-1, Nihonbashi, Chuo-ku, Tokyo 103-8260, Japan.  The address of Nomura Asset Management Hong Kong Limited is 30th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.  The address of Nomura Asset Management Singapore Limited is 6 Battery Road, #34-02 Singapore 049909.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Fund, which is expected to be held in August 2013, must be received by the Fund for inclusion in its Proxy Statement and form of proxy relating to that meeting by March 15, 2013. Written proposals with regard to the Fund should be sent to the Secretary of the Fund, Two World Financial Center, Building B, New York, New York 10281.

Shareholders wishing to present proposals at the next annual meeting of shareholders of the Fund that they do not wish to be included in the Fund’s proxy statement and form of proxy must send written notice of such proposals to the Secretary of the Fund, Two World Financial Center, Building B, New York, New York 10281, and such notice must be received by the Secretary no sooner than March 15, 2013 and no later than April 15, 2013 in the form and containing the information prescribed from time to time in the Fund’s Bylaws.

By Order of the Board of Directors
New York, New York
Dated: July 12, 2012	Neil A. Daniele, Secretary

Korea Equity Fund, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Election of Directors — The Board of Directors Recommends a Vote "For" the Class III Director Nominees.**

1. Election of Class III Directors for a three-year term and until their successors are duly elected and qualify:

	For	Withhold		For	Withhold
01 - Rodney A. Buck	☐	☐	02 - David B. Chemidlin	☐	☐

2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01CZOB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Korea Equity Fund, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Korea Equity Fund, Inc., a Maryland corporation (the "Company"), hereby appoints Kenneth L. Munt and Neil A. Daniele as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at the offices of Nomura Asset Management U.S.A. Inc., Two World Financial Center, Building B, New York, New York, on Thursday, August 16, 2012, at 10:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and, in any event, in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE